EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196012, 333-167887, 333-134630, 333-115841, and 333-85900) and Form S-3 (No. 333-197345) of Harvest Natural Resources, Inc. (“Harvest”) of our report dated June 19, 2015 relating to the financial statements of Petrodelta, S. A. at December 31, 2014 presented in accordance with International Reporting Standards, which appears in this Annual Report on Form 10-K.

/s/ PGFA Perales, Pistone & Asociados

Valencia, Venezuela

June 26, 2015